                                                                    EXHIBIT 10.4


                           PLACEMENT AGENT AGREEMENT

          THIS AGREEMENT ("Agreement") is made as of the 29th day of July, 1996, by and between LASERTECHNICS, INC., a Delaware corporation ("Company"), and Swartz Investments, LLC, a Georgia limited liability company (the "Agent").

                                  WITNESSETH:

          WHEREAS, the Company proposes to issue and sell Series D Preferred Stock (the "Securities") resulting in gross proceeds to the Company of a minimum of Five Million Dollars ($5,000,000) and a maximum of Eight Million Five Hundred Thousand Dollars ($8,500,000), in an offering (the "Offering") not involving a public offering under the Securities Act of 1933, as amended (the "Act"), pursuant to an exemption from the registration requirements of the Act under Regulation D promulgated under the Act ("Regulation D"), as described below; and

          WHEREAS, the Agent has offered to assist the Company in placing the Securities on a "best efforts, all or none" basis with respect to the Minimum Shares (as defined below) and on a "best efforts" basis with respect to sales of Securities thereafter up to the Maximum Shares (as defined below), and the Company desires to secure the services of the Agent on the terms and conditions hereinafter set forth;

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the mutual promises, conditions and covenants herein contained, the parties hereto do hereby agree as follows:


     1.   ENGAGEMENT OF AGENT.    The Company on the basis of the
representations and warranties contained herein, but subject to the terms and conditions herein set forth, hereby appoints the Agent as its exclusive placement agent for the Offering, to sell a minimum of Five Hundred (500) shares of the Securities (the "Minimum Shares") on a "best efforts all or none" basis, and up to a maximum of Eight Hundred (850) shares of the Securities (the "Maximum Shares") on a "best efforts basis" at a purchase price per share of Ten Thousand Dollars ($10,000) (the "Offering Price"), resulting in gross proceeds to the Company of a minimum of Five Million Dollars ($5,000,000) and a maximum of Eight Million Five Hundred Thousand Dollars ($8,500,000). The Agent, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, accepts such appointment and agrees to use its best efforts to find purchasers for the Securities. This appointment shall be irrevocable for the period commencing on the date of the executed

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Letter of Agreement, and ending August 16, 1996 which period maybe extended by the consent of the Company and the Agent (the "Offering Period").

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In order to induce the Agent to enter into this Agreement, the Company hereby represents and warrants to and agrees with the Agent as follows:

          2.1  Offering Documents.   The Company (with the assistance of the
Placement Agent) has prepared a Subscription Agreement, certain exhibits thereto, the Certificate of Designation of Series D Preferred Stock of the Company ("Certificate of Designation"), and a Registration Rights Agreement, which documents have been or will be sent to proposed investors. In addition, proposed investors have received or will receive prior to closing, copies of the Company's Annual Report on Form 10-KSB/A-3 for the year ended December 31, 1995 and Quarterly Report on Form 10-QSB for the period ended March 31, 1996 ("SEC Documents"). The SEC Documents were prepared in conformity with the requirements (to the extent applicable) of the Act and the rules and regulations ("Rules and Regulations") of the Commission promulgated thereunder. As used in this Agreement, the term "Offering Documents" refer to and mean the SEC Documents, the Subscription Agreement and all amendments, exhibits and supplements thereto, together with any other documents which are provided to the Agent by, or approved for Agent's use by, the Company for the purpose of this Offering (including but not limited to the Certificate of Designation, Registration Rights Agreement and Company investor packets).

          2.2 Provision of Offering Documents. The Company shall deliver to the Agent, without charge, as many copies of the Offering Documents as the Agent may reasonably require for the purposes contemplated by this Agreement. The Company authorizes the Agent, in connection with the Offering of the Securities, to use the Offering Documents as from time to time amended or supplemented in connection with the offering and sale of the Securities and in accordance with the applicable provisions of the Act and Regulation D.

          2.3 Accuracy of Offering Documents. The Offering Documents, at the time of delivery to subscribers for the Securities, conformed in all material respects with the requirements, to the extent applicable, of the Act and the applicable Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. On the Closing Date (as hereinafter defined), the Offering Documents will contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations for the purposes of the proposed Offering, and all statements of material fact contained in the Offering documents will be true and correct, and the Offering Documents will not include any untrue statement of a material fact or omit to state any material fact

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

required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          2.4 Duty to Amend. If during such period of time as in the opinion of the Agent or its counsel an Offering Document relating to this financing is required to be delivered under the Act, any event occurs or any event known to the Company relating to or affecting the Company shall occur as a result of which the Offering Documents as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time after the date hereof to amend or supplement the Offering Documents to comply with the Act or the applicable Rules and Regulations, the Company shall forthwith notify the Agent thereof and shall prepare such further amendment or supplement to the Offering Documents as may be required and shall furnish and deliver to the Agent and to others, whose names and addresses are designated by the Agent, all at the cost of the Company, a reasonable number of copies of the amendment or supplement (or of the amended or supplemented Offering Documents) which, as so amended or supplemented, will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the Offering Documents not misleading in the light of the circumstances when delivered to a purchaser or prospective purchaser, and which will comply in all respects with the requirements (to the extent applicable) of the Act and the applicable Rules and Regulations.

          2.5 Corporation Condition. The Company's condition is as described in its Offering Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not in the aggregate materially adverse to the Company. The Offering Documents, taken as a whole, present fairly the business and financial position of the Company as of the Closing Date.

          2.6 No Material Adverse Change. Except as may be reflected in or contemplated by the Offering Documents, subsequent to the dates as of which information is given in the Offering Documents, and prior to the Closing Date, taken as a whole, there has not been any material adverse change in the condition, financial or otherwise, or in the results of operations of the Company or in its business.

          2.7 No Defaults. Except as disclosed in the Offering Documents or in writing to the Agent, the Company is not in default in any material respect in the performance of any obligation, agreement or condition contained in any material debenture, note or other evidence of indebtedness or any material indenture or loan agreement of the Company. The execution and delivery of this Agreement, and the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of the Company (in any respect that is material to the Company), any material note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which the Company or any property of the Company is bound, or to the Company's knowledge, any existing law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality, agency or body, arbitration tribunal or court, domestic or foreign, having jurisdiction over the Company or any property of the Company. The consent, approval, authorization or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Act or under the Blue Sky or securities laws of any state or jurisdiction.

          2.8 Incorporation and Standing. The Company is, and at the Closing Date will be, duly formed and validly existing in good standing as a corporation under the laws of the State of Delaware and with full power and authority (corporate and other) to own its properties and conduct its business, present and proposed, as described in the Offering Documents; the Company, has full power and authority to enter into this Agreement; and the Company is duly qualified and in good standing as a foreign entity in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company or its properties.

          2.9 Legality of Outstanding Securities. Prior to the Closing Date, the outstanding securities of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable, and conform in all material respects to the statements with regard thereto contained in the Offering Documents.

          2.10 Legality of Securities. The Securities when sold and delivered in accordance with the Offering Documents, and the Warrants to Agent or its designees when issued and delivered, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with the terms thereof, and the Securities shall be duly and validly issued and outstanding, fully paid and nonassessable. The Common Stock into which the Securities are convertible, when issued upon conversion of the Securities in accordance with the Company's Articles of Incorporation and Certificate of Designation, shall be duly and validly issued and outstanding, fully paid and non-assessable.

          2.11 Litigation. Except as set forth in the Offering Documents, there is now, and at the Closing Date there will be, no action, suit or proceeding before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened, which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise) or business of the Company or which would materially adversely affect the properties or assets of the Company.

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

          2.12 Finders. The Company does not know of any outstanding claims for services in the nature of a finder's fee or origination fees with respect to the sale of the Securities hereunder for which the Agent may be responsible, and the Company will indemnify the Agent from any liability for such fees (including the payment of attorney's fees incurred by Agent due to any claim by any such finder or originator) by any party who has a claim for such compensation from the Company and for which person the Agent is not legally responsible.

          2.13 Tax Returns. The Company has filed all federal and state and local tax returns which are required to be filed, and has paid all material taxes shown on such returns and on all assessments received by it to the extent such taxes have become due (except for taxes the amount of which the Company is contesting in good faith). All taxes with respect to which the Company is obligated have been paid, or adequate accruals have been set up to cover any such unpaid taxes.

          2.14 Authority. The execution and delivery by the Company of this Agreement has been duly authorized by all necessary action, and this Agreement is the valid, binding and legally enforceable obligation of the Company except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws, by principles governing enforcement of equitable remedies and, with respect to indemnification against liabilities under the Act, matters of public policy.

          2.15 Actions by the Company. The Company will not take any action which will impair the effectiveness of the transactions contemplated by this Agreement.

     3.   ISSUE, SALE AND DELIVERY OF THE SECURITIES.

          3.1 Deliveries of Securities. Certificates in such form that, subject to applicable transfer restrictions as described in the Subscription Agreement, they can be negotiated by the purchasers thereof (issued in such denominations and in such names as the Agent may direct the Company to issue) for the Securities, and warrants representing the Agent's warrant compensation described in Section 3.6 below ("Warrants"), shall be delivered by the Company to the Escrow Agent, with copies made available to the Agent for checking at least one (1) full business day prior to the Closing Date, it being understood that the directions from the Agent to the Company shall be given at least two
(2) full business days prior to the Closing Date. The certificates for the Securities and the Warrants shall be delivered at the initial Closing and at each Subsequent Closing (as defined hereinafter).

          3.2 Escrow of Funds. Pursuant to the Escrow Agreement, a copy of which is attached hereto as Exhibit "A" (the "Escrow Agreement"), executed by the Company, the Agent and the escrow agent (the "Escrow Agent"), the subscribers shall place all funds for purchase of Securities in an escrow account set up by the Company.

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

The Company shall have the right to approve or object the subscriptions of each subscriber, as described in the Subscription Agreement. At such time as subscribers subscribing for at least the Minimum Shares (but not more than the Maximum Shares, unless otherwise agreed by the Company and Agent, and consented to by the subscribers) have delivered to the Escrow Agent their signed subscription documents, those subscribers have been approved by the Company and all other Closing conditions have been met, Escrow Agent shall release the subscription funds and signed documents to the Company and release the certificates representing the Securities to the subscribers (the "Initial Closing"). In the event that the Initial Closing shall be for an amount of Securities less than the Maximum Amount, the Offering may be continued, and additional Closings may be held (each a "Subsequent Closing") throughout the Offering Period. In no event, however, shall any Closing occur after July 31,1996 or such later date as may be agreed by the Company and the Agent (the "Termination Date"). In the event that the Escrow Agent is holding funds on the Termination Date, after completion of any proper Subsequent Closing on the Termination Date, the Escrow Agent shall return all funds to the subscribers who deposited them in accordance with the Escrow Agreement.

          3.3 Closing Date. The Initial Closing and any Subsequent Closing shall take place at the offices of Escrow Agent at such time and date ("Closing Date") as will be fixed either orally or in writing by notice to be given by the Agent to the Company after consultation with the Company, such Closing Date to be not less than one (1) full business day after the date on which such notice shall have been given and not less than one (1)) and not more than ten (10) full business days after the date on which the Escrow Agent shall have given written notice to the Company and the Agent that funds deposited with the Escrow Agent total at least the Minimum Proceeds. The Closing Date may be changed by mutual agreement of the Agent and the Company.

          3.4  Agent's Compensation.  The Company shall pay the Agent:

          (a) (i) For amounts placed up to and including Six Million Dollars ($6,000,000), a placement fee equal to six percent (6%) of the gross subscription proceeds of the Offering; or (ii) for amounts placed in excess of Six Million Dollars ($6,000,000), a placement fee equal to (x) six percent (6%) of the gross subscription proceeds up to and including Six Million Dollars ($6,000,000); plus (y) five percent (5%) of the gross subscription proceeds in excess of Six Million Dollars ($6,000,000); and

          (b) In the event at least the Minimum Shares are sold, the Agent shall be reimbursed on a non-accountable basis for its expenses in a sum equal to one and one-half percent (1.5%) of the aggregate gross proceeds resulting from the sale of the Securities (the "Non-Accountable Expense Allowance"); and

          (c) In addition to the fees and reimbursement of costs set forth in Sections 3.4(a) and 3.4(b) of this Agreement, the Company shall also issue to Agent

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

warrants ("Warrants") to purchase shares of the Company's Common Stock, in an amount equal to five percent (5%) multiplied times the dollar amount of securities placed/fixed conversion price (as defined in the Letter of Agreement). The term of the Warrants shall be five years. The exercise price for the Warrants shall be $2.1406 (100% of the Fixed Conversion Price, as that term is defined in the Certificate of Designation). The Warrants shall have cashless exercise provisions. The shares of Common Stock issuable upon exercise of the Warrants shall have the rights set forth in the Registration Rights Agreement, dated on or about July 29, 1996, by and among the Company, the Agent, and the Subscribers. The Warrants shall be delivered by the Company to the Escrow Agent prior to each Closing, and the Escrow Agent shall deliver to the Agent the Warrants applicable to each Closing simultaneous with the respective Closing.

          3.5 Payment of Fees. The Escrow Agent shall be instructed to pay all fees and cost reimbursements and Warrants pursuant to section 3.4 of this Agreement, directly to the Agent from the proceeds of the Closing and all Subsequent Closings, simultaneous with the transfer of proceeds to the Company.

     4.  OFFERING OF THE SECURITIES ON BEHALF OF THE COMPANY.

          4.1 In offering the Securities for sale, the Agent shall offer them solely as an agent for the Company, and such offer shall be made upon the terms and subject to the conditions set forth in the Offering Documents. The Agent shall commence making such offer as an agent for the Company as soon as possible following delivery of the final Company approved Offering Documents to Agent (or notification by Company or its Counsel the latest version of any Offering Documents on Agent's computer system is acceptable for faxing to subscribers).

          4.2 The Agent will only make offers to sell the Securities to, or solicit offers to subscribe for any Securities from, persons or entities that are "accredited investors" as defined in Regulation D.

     5.  COVENANTS OF THE COMPANY.    The Company covenants and agrees with the
Agent that:

          5.1 After the date hereof, the Company will not at any time, prepare and distribute any amendment or supplement to the Offering Documents, of which amendment or supplement the Agent shall not previously have been advised and the Agent and its counsel furnished with a copy within a reasonable time period prior to the proposed adoption thereof, or to which the Agent shall have reasonably objected in writing on the ground that it is not in compliance with the Act or the Rules and Regulations (if applicable).

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

          5.2 The Company will pay, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated, all costs and expenses incident to the performance of its obligations under this Agreement, including all expenses incident to the authorization of the Securities and their issue and delivery to the Agent, any original issue taxes in connection therewith, all transfer taxes, if any, incident to the initial sale of the Securities, the fees and expenses of the Company's counsel (except as provided below) and accountants, the cost of reproduction and furnishing to the Agent copies of the Offering Documents as herein provided; provided, however, that the Company shall not be responsible for the direct payment of fees and costs incurred by Agent, including attorney's fees of or any costs incurred by the Agent's counsel.

          5.3 As a condition precedent to the Initial Closing, the Company will deliver to the Agent a true and correct copy of all documents requested by Agent included in Agent's due diligence request, including but not limited to the Articles of Incorporation of the Company, and all amendments and certificates of designation of preferences of preferred stock, including without limitation the Certificate of Designation regarding the Securities, certified by the Secretary of State of the State of Delaware.

          5.4 Prior to the Closing Date, the Company will cooperate with the Agent in such investigation as it may make or cause to be made of all of the properties, business and operations of the Company in connection with the Offering of the Securities. The Company will make available to it in connection therewith such information in its possession as the Agent may reasonably request and will make available to the Agent such persons as the Agent shall deem reasonably necessary and appropriate in order to verify or substantiate any such information so supplied.

          5.5 The Company shall be responsible for making any and all filings required by the Blue Sky authorities of the State of Delaware and filings required by the laws of the jurisdictions in which the subscribers who are accepted for purchase of Securities are located, if any. Agent shall assist Company in this respect, but such filings shall be the responsibility of Company.

     6.  NON-CIRCUMVENTION & CONFIDENTIALITY OF PROPRIETARY AGENT INFORMATION

          6.1. Non-Circumvention. The investors who are listed on the schedule attached hereto as Exhibit B shall be considered, for purposes of this Agreement, the property of Agent. The Company on behalf of itself, its parent or its subsidiaries (collectively hereinafter referred to as "Company") agree not to circumvent, directly or indirectly, Agent's relationship with these investors, their parents or any of the investors' subsidiaries (collectively hereinafter referred to as "Investors") and Company will not directly or indirectly contact or negotiate with any of these Investors regarding an investment in the Company, or any other company, and will

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  not enter into any agreement or transaction with Investors, or disclose the names of Investors, for a period of five (5) years from the date hereof without the prior written approval of Agent; provided, however, that notwithstanding the above, nothing contained in this Agreement shall prevent Company from, directly or indirectly, selling securities to the Investors through a public offering or from, directly or indirectly, contacting or negotiating with the Investors in satisfaction of Company's obligations under the Subscription Agreements entered into in connection herewith. In the event that the Company accepts an investment from an Investor or Investors (other than in a public offering) in a placement being arranged through an agent other than Swartz Investments, during the 180 day "Capital Raising Limitation" period described in Section 5 of the Subscription Agreement, the Company agrees to pay to Swartz Investments a fee equal to three and three-fourths percent (3.75%) of all amounts invested by such Investor(s). In the event that the Company accepts an investment from an Investor or Investors (other than in a public offering) in a placement being arranged through an agent other than Swartz Investments, at any time after the 180 day "Capital Raising Limitation" period described in Section 5 of the Subscription Agreement and prior to the fifth (5th) anniversary date hereof, the Company agrees to pay to Swartz Investments a fee equal to seven and one-half percent (7.5%) of all amounts invested by such Investor(s).

          6.2 Protection of Proprietary Customer Information. Furthermore, Company agrees to safeguard in strict confidence and will not disclose to any other person, business, partnership, corporation, fiduciary, agent or any entity of any type whatsoever the names of any Investors introduced by Agent to Company or information concerning any Investor (including the names of any individual, employee, representative, fiduciary or agent of or related to such Investor) except as such disclosure may be required by any law, rule, regulation, regulatory body, court or administrative agency, and upon prior notice to Agent before disclosing such information under such compulsion of law.

          6.3 Specific Performance and Attorneys Fees. The Company acknowledges and agrees that, if either breaches its obligations under Sections 6.1 or 6.2, damages at law will be an insufficient remedy to Agent and that Agent would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that Agent shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief against the breaching party to enforce the provisions of such sections, which injunctive relief shall be in addition to any other rights or remedies available to Agent. The Company agrees to pay to Agent (severably and not jointly) all costs and expenses incurred by Agent relating to the enforcement of the terms of sections 6.1 and 6.2 hereof due to its own actions, whether by injunction, a suit for damages or both, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

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

     7.  INDEMNIFICATION.

          7.1 The Company agrees to indemnify and hold harmless the Agent, each person who controls the Agent within the meaning of Section 15 of the Act and the Agent's employees, accountants, attorneys and agents (the "Agent's Indemnitees") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law for any legal or other expenses (including the costs of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any untrue statement of material fact contained in the Offering Documents or any amendment or supplement thereto or any application or other document filed in any state or jurisdiction in order to qualify the Securities under the Blue Sky or securities laws thereof, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, under the circumstances under which they were made, not misleading, all as of the date of the Offering Documents or of such amendment as the case may be; provided, however, that the indemnity agreement contained in this Section 7.1 shall not apply to amounts paid in settlement of any such litigation, if such settlements are made without the consent of the Company, nor shall it apply to the Agent's Indemnitees in respect to any such losses, claims, damages or liabilities arising out of or based upon any such untrue statement or alleged untrue statement or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by the Agent specifically for use in connection with the preparation of the Offering Documents or any such amendment or supplement thereto or any application or other document filed in any state or jurisdiction in order to qualify the Securities under the Blue Sky or securities law thereof. This indemnity agreement is in addition to any other liability which the Company may otherwise have to the Agent's Indemnitees. The Agent's Indemnitees agree, within ten (10) days after the receipt by them of written notice of the commencement of any action against them in respect to which indemnity may be sought from the Company under this Section 7.1, to notify the Company in writing of the commencement of such action; provided, however, that the failure of the Agent's Indemnitees to notify the Company of any such action shall not relieve the Company from any liability which it may have to the Agent's Indemnitees on account of the indemnity agreement contained in this Section 7.1, and further shall not relieve the Company from any other liability which either may have to the Agent's Indemnitees, and if the Agent's Indemnitees shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that the Company shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Agent's Indemnitees, defendant or defendants, in such litigation. The Company agrees to notify the Agent's Indemnitees promptly of the commencement of any litigation or proceedings against the Company or any of the Company's officers or directors of which the Company may be advised in connection with the issue and sale of any of the Securities and to furnish to the Agent's Indemnitees, at their request, and to provide copies of all pleadings therein and to permit the Agent's Indemnitees to be observers therein and apprise the Agent's Indemnitees of all developments therein, all at the Company's expense.

          7.2 The Agent agrees, in the same manner and to the same extent as set forth in Section 7.1 above, to indemnify and hold harmless the Company, and the Company's and Company's employees, accountants, attorneys and agents (the "Company's Indemnitees") with respect to (i) any statement in or omission from the Offering Documents or any amendment or supplement thereto or any application or other document filed by the Company in any state or jurisdiction in order for the Company to qualify the Securities under the Blue Sky or securities laws thereof, or any information furnished pursuant to Section 3.4 hereof, if such statement or omission was made in reliance upon information furnished in writing to the Company by the Agent on its behalf specifically for use in connection with the preparation thereof or supplement thereto, or (ii) any untrue statement of a material fact made by the Agent or its agents not based on statements in the Offering Documents or authorized in writing by the Company, or with respect to any misleading statement made by the Agent or its agents resulting from the omission of material facts which misleading statement is not based upon the Offering Documents, or information furnished in writing by the Company or, (iii) any breach of any representation, warranty or covenant made by the Agent in this Agreement. The Agent shall not be liable for amounts paid in settlement of any
such litigation if such settlement was effected without its consent.   In case
of the commencement of any action in respect of which indemnity may be sought from the Agent, the Company's Indemnitees shall have the same obligation to give notice as set forth in Section 7.1 above, subject to the same loss of indemnity in the event such notice is not given, and the Agent shall have the same right to participate in (and, to the extent that it shall wish, to direct) the defense of such action at its own expense, but such defense shall be conducted by counsel of recognized standing reasonably satisfactory to the Company. The Agnt agrees to notify the Company's Indemnitees, at their request, and to provide copies of all pleadings therein and to permit the Company's Indemnitees to be observers therein and appraise them of all the developments therein, all at the Agent's expense.

     8.    EFFECTIVENESS OF AGREEMENT.  This Agreement shall become effective
(i) at 9:00 A.M., Atlanta, Georgia time, on the date hereof or (ii) upon release by the Agent of the Securities for offering after the date hereof, whichever occurs first. The Agent agrees to notify the Company immediately after the Agent shall have taken any action by such release or otherwise wherein this Agreement shall have become effective.

     9. CONDITIONS OF THE AGENT'S OBLIGATIONS. The Agent's obligations to act as agent of the Company hereunder and to find purchasers for the Securities shall be subject to the accuracy, as of the Closing Date, of the representations and warranties on the part of the Company herein contained, to the fulfillment of or compliance by the

Company with all covenants and conditions hereof, and to the following additional conditions:

          9.1 Counsel to the Agent shall not have objected in writing or shall not have failed to give his consent to the Offering Documents (which objection or failure to give consent shall not have been done unreasonably).

          9.2 The Agent shall not have disclosed to the Company that the Offering Documents, or any amendment thereof or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel to the Agent, is material, or omits to state a fact, which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein, under the circumstances in which they were made, not misleading.

          9.3 Between the date hereof and the Closing Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause of such character as would materially adversely affect its business or property considered as an entire entity, whether or not such loss is covered by insurance.

          9.4 Between the date hereof and the Closing Date, there shall be no litigation instituted or threatened against the Company, and there shall be no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, franchises, license, permits, operations or financial condition or income of the Company considered as an entity.

          9.5 Except as contemplated herein or as set forth in the Offering Documents, during the period subsequent to the most recent financial statements contained in the Offering Documents, if any, and prior to the Closing Date, the Company (i) shall have conducted its business in the usual and ordinary manner as the same is being conducted as of the date hereof and (ii) except in the ordinary course of business, the Company shall not have incurred any liabilities or obligations (direct or contingent) or disposed of any assets, or entered into any material transaction or suffered or experienced any substantially adverse change in its condition, financial or otherwise. At the Closing Date, the equity account of the Company shall be substantially the same as reflected in the most recent balance sheet contained in the Offering Documents except for reductions for matters discussed in Exhibit G of the Subscription Agreements and without considering the proceeds from the sale of the Securities other than as may be set forth in the Offering Documents.

          9.6 The authorization of the Securities by the Company and all proceedings and other legal matters incident thereto and to this Agreement shall be reasonably satisfactory in all respects to counsel to the Agent, who shall have furnished the Agent on the Closing Date with such favorable opinion with respect to the sufficiency of all corporate proceedings and other legal matters relating to this Agreement as the Agent may reasonably require, and the Company shall have furnished such counsel such documents as he may have requested to enable him to pass upon the matters referred to in this subparagraph.

          9.7 The Company shall have furnished to the Agent the opinion, dated the Closing Date, addressed to the Agent, from counsel to the Company, as required by the Subscription Agreement.

     10.    TERMINATION.

          10.1 This Agreement may be terminated by the Agent by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the material terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with fulfilled within the respective times, if any, herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Agent in writing. However, if any material breach by Company can be cured within a reasonable period of time, Agent shall provide Company such reasonable period to cure.

          10.2 This Agreement may be terminated by the Company by notice to the Agent in the event that the Agent shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Agent to be performed, complied with or fulfilled within the respective times, if any, herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Company in writing. However, if any material breach by Agent can be cured within a reasonable period of time, Company shall provide Agent such reasonable period to cure.

          10.3 This Agreement may be terminated by the Agent by notice to the Company at any time, if, in the reasonable, good faith judgment of the Agent, payment for and delivery of the Securities is rendered impracticable or inadvisable because: (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon trading in securities generally; (ii) a war or other national calamity shall have occurred; or (iii) the condition of the market (either generally or with reference to the sale of the Securities to be offered hereby) or the condition of any matter affecting the Company or any other circumstance is such that it would be undesirable, impracticable or inadvisable, in the judgment of the Agent, to proceed with this Agreement or with the Offering.

          10.4 Any termination of this Agreement pursuant to this Section 11 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified in Sections 3 and 5; and the Company and the Agent shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Section 7.1 in the case of the Company and Section 7.2 in the case of the Agent.

     11. AGENT'S REPRESENTATIONS, WARRANTIES AND COVENANTS. The Agent represents and warrants to and agrees with the Company that:

          11.1 Agent is a limited liability company duly incorporated and existing under the laws of the state of Georgia. Agent is an OSJ branch office of Dunwoody Brokerage, a licensed NASD broker-dealer, and a member of SIPC.

          11.2 There is not now pending or threatened against the Agent any action or proceeding of which the Agent has been advised, either in any court of competent jurisdiction, before the Commission or before any state securities commission or the NASD, concerning the Agent's activities which would impair the ability of the Agent to conduct the Offering as contemplated by this Agreement.

          11.3  In the event any action or proceeding of the type referred to in
Section 11.2 above shall be instituted or threatened against the Agent at any time prior to the Closing Date or, in the event there shall be filed by or against the Agent in any court, pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of its assets or if the Agent makes an assignment for the benefit of creditors, the Company shall have the right, on three (3) days' written notice to the Agent, to terminate this Agreement without any liability to the Agent of any kind, except for the payment of all expenses provided herein.

          11.4 Agent understands and acknowledges that prior to issuance, the Securities are not being registered under the Act, and that the Offering is to be conducted pursuant to Regulation D. Accordingly, in conducting its activities under this Agreement:

          (a) Agent has not offered or sold and will not offer or sell any Securities to any investor which Agent does have reasonable grounds to believe, or does not believe, is an "Accredited Investor," within the meaning of Regulation D under the Act.

          (b) Agent has not offered or sold and will not offer or sell any Securities by means of any form of general solicitation or general advertising, including, but not limited to, the following:

                    (1) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and

                    (2) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (c) Agent will not solicit or accept the subscription of any person unless immediately before accepting such subscription Agent has reasonable grounds to believe and does believe that (i) such person is an Accredited Investor and (ii) all representations made and information furnished by such person in the Subscription Agreement and related documents are true and correct in all material respects.

          (d) Agent will not solicit any purchasers of any Securities unless the Offering Documents are furnished to such prospective purchaser.

          (g) Upon notice from the Company that the Offering Documents are required to be amended or supplemented, Agent will immediately cease use of the Offering Documents until Agent has received such amendment or supplement and thereafter will make use of the Offering Documents only as so amended or supplemented, and Agent will deliver a copy of such amendment or supplement to each prospective investor to whom a copy of the Offering Documents had previously been delivered (and who has not returned such copy).

          (h) Agent will conduct the offering of the Securities in a manner that will allow the availability of the private offering exemption from federal securities regulation provided by Regulation D promulgated under the Securities Act of 1933, as amended.

          (i) Agent will notify the Company in writing promptly when any event shall have occurred during the Offering Period as a result of which any representation or warranty of the Agent herein would not be true.

          11.5 Neither the Agent nor any of its Affiliates will take any action which will impair the effectiveness of the transactions contemplated by this Agreement.

          11.6 All corporate actions by Agent required for the execution, delivery and performance of this Agreement have been taken. The execution and delivery of this Agreement by the Agent, the observance and performance thereof, and the consummation of the transactions contemplated herein or in the Offering Documents do not and will not constitute a material breach of, or a material default under, any instrument or agreement by which the Agent is bound, and does not and will not, to the best of the Agent's knowledge, contravene any existing law, decree or order applicable to it. This Agreement constitutes a valid and binding agreement of Agent, enforceable in accordance with its terms.

          11.7 Agent understands that the Company is relying upon Agent's representations and warranties in connection with the Offering and the sale of the Securities contemplated by this Agreement.

          11.8 Agent's representations and warranties under this Section 11 shall be true and correct as of the Closing, and shall survive the Closing indefinitely.

     12. NOTICES.   Except as otherwise expressly provided in this Agreement:

          12.1 Whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing, addressed to the Company, at:

          If to Company:      Attn:  E. A. Milo Mattorano
                              Lasertechnics, Inc.
                              3208 Commander Drive
                              Carrollton, TX  75006
                              Phone: (214) 407-6080
                              Fax: (214) 407-9085


         with a copy to:      Kenneth Siegel, Esq.
                              Baker & Botts, LLP
                              599 Lexington Avenue, 28th Floor
                              New York, NY 10022
                              Phone: (212) 705-5023
                              Fax: (212) 705-5125

          12.2 Whenever notice is required by the provisions of this Agreement to be given to the Agent, such notice shall be given in writing, addressed to the Agent, at:

          If to the Agent:    Swartz Investments, LLC
                              1080 Holcomb Bridge Road
                              200 Roswell Summit, Suite 285
                              Roswell, Georgia  30076
                              Attn:  Eric Swartz, President

          with a copy to:     David Kern Peteler, Esq.
                              Tisdale & Nicholson
                              2049 Century Park East, Suite 755

                              Los Angeles, California 90067
                              Phone: (310) 286-1260
                              Fax: (310) 286-2351

          12.3 Any notice instructing the Escrow Agent to distribute monies or Securities held in Escrow must be signed by authorized agents of both the Company and the Placement Agent in order to be valid.

     13.  MISCELLANEOUS.

          13.1 Benefit.     This Agreement is made solely for the benefit of the
Agent and the Company, their respective officers and directors and any controlling person referred to in Section 15 of the Act and their respective successors and assigns, and no other person may acquire or have any right under or by virtue of this Agreement, including, without limitation, the holders of any Securities. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchasers, as such, of any of the Securities.

          13.2 Survival.    The respective indemnities, agreements,
representations, warranties, covenants and other statements of the Company and the Agent, or the officers, directors or controlling persons of the Company and the Agent as set forth in or made pursuant to this Agreement and the indemnity agreements of the Company and the Agent shall survive and remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company or the Agent or any such officer, director or controlling person of the Company or of the Agent; (ii) delivery of or payment for the Securities; or
(iii) the Closing Date, and any successor of the Company or the Agent or any controlling person, officer or director thereof, as the case may be, shall be entitled to the benefits hereof.

          13.3 Governing Law, Jurisdiction and Venue.   The validity,
interpretation and construction of this Agreement and of each party hereof will be governed by the Laws of the State of Georgia. The parties to this Agreement consent to the jurisdiction of the state and federal courts of the State of Georgia with respects to any action arising from this Agreement and said courts of the State of Georgia shall have sole and exclusive jurisdiction over any action arising from this Agreement. Venue shall lie in Fulton County.

          13.4 Counterparts.     This Agreement may be executed in any number of
counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

          13.5 Confidential Information.     All confidential financial or
business information (except publicly available or freely usable material otherwise obtained from another source) respecting either party will be used solely by the other party in connection with the within transactions, be revealed only to employees or contractors of such other party who are necessary to the conduct of such transactions, and be otherwise held in strict confidence.

          13.6 Public Announcements. Neither party hereto will issue any public announcement concerning the within transactions without the approval of the other party. The Agent shall have the right to approve any press release issued by the Company in connection with the Offering which approval shall not be unreasonably withheld.

          13.7 Finders.     Company represents that it is not obligated to pay
any compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent, finder or other representative other than Agent. Company agrees to indemnify the Agent with respect to any other claim for a fee in connection with the Offering. Agent agrees to indemnify the Company with respect to any claim for a finder's fee which arises because of Agent's agreement to pay a fee to the person or entity making such claim.

          13.8 Recitals.     The recitals to this Agreement are a material part
hereof, and each recital is incorporated into this Agreement by reference and made a part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly caused this Placement Agent Agreement to be executed as of the day and year first above written.


                              "THE COMPANY"
                              LASERTECHNICS, INC.


                              By:  _______________________________
                                   E. A. Milo Mattorano, Vice President


                              "THE AGENT"
                              SWARTZ INVESTMENTS, LLC


                              By:______________________________
                                 Eric Swartz, President